Exhibit 5.5

[LETTERHEAD OF BASS, BERRY & SIMS PLC]

March 16, 2017

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Re:	Offering of 6.250% Senior Secured Notes due 2023 of CHS/Community Health Systems, Inc.

Ladies and Gentlemen:

We have acted as counsel to Community Health Systems, Inc. (“Parent”), CHS/Community Health Systems, Inc. (“CHS”) and the entities identified on Schedule I attached hereto (the “Delaware/Tennessee Subsidiary Guarantors”), each organized and existing under the laws of the States of Tennessee or Delaware, as applicable, in connection with the issuance by CHS of $2,200,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2023 (collectively, the “Notes”), to be guaranteed by Parent and the Delaware/Tennessee Subsidiary Guarantors. The Notes are being issued under an Indenture, dated March 16, 2017 (the “Base Indenture”), by and between CHS and Regions Bank, an Alabama banking corporation, as trustee (the “Trustee”), as supplemented and amended by a First Supplemental Indenture dated March 16, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among CHS, Parent, the Delaware/Tennessee Subsidiary Guarantors, the other guarantors party thereto and the Trustee. The Notes are being guaranteed by Parent and the Delaware/Tennessee Subsidiary Guarantors pursuant to the guarantee included in the Indenture (the “Guarantee”).

This opinion letter is being provided to you at the request of Parent, CHS and the Delaware/Tennessee Subsidiary Guarantors in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In rendering our opinions herein, we have relied with respect to factual matters, upon the certificate with respect to various factual matters signed by an officer of each of Parent, CHS and the Delaware/Tennessee Subsidiary Guarantors and dated the date of this opinion, and certificates of public officials referred to below. In addition, we have reviewed and relied upon such corporate or other organizational documents of Parent, CHS and the Delaware/Tennessee Subsidiary Guarantors and such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the Indenture (including the Guarantee set forth therein).

We have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, the legal capacity of all natural persons and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

Except as expressly set forth in this opinion letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the issuance of the Notes or the Guarantee.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the laws of the State of Tennessee, and no opinion is expressed with respect to (i) any federal laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

We have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from the fact of our representation of Parent, CHS or the Delaware/Tennessee Subsidiary Guarantors.

With regard to our opinion in paragraph 1 below with respect to Parent’s, CHS’s and the Delaware/Tennessee Subsidiary Guarantors’ existence, we have based our opinions solely upon examination of the certificates of good standing issued by the Delaware Secretary of State and the Tennessee Secretary of State as of a recent date.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(1) Each of Parent, CHS and the Delaware/Tennessee Subsidiary Guarantors is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

(2) CHS has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and to issue the Notes.

(3) Each of Parent and the Delaware/Tennessee Subsidiary Guarantors has all requisite corporate, limited liability or partnership power and authority, as applicable, to execute, deliver and perform its obligations under the Indenture (including the Guarantee set forth therein).

(4) The execution and delivery by CHS of the Notes and the Indenture and the performance by CHS of its obligations thereunder have been duly authorized by all requisite corporate action on the part of CHS.

(5) The execution and delivery by Parent and each of the Delaware/Tennessee Subsidiary Guarantors of the Indenture (including the Guarantee set forth therein) and the performance by Parent and each of the Delaware/Tennessee Subsidiary Guarantors of its respective obligations thereunder have been duly authorized by all requisite corporate, limited liability or partnership action, as applicable, on the part of Parent and each such Delaware/Tennessee Subsidiary Guarantor.

(6) The Notes and the Indenture have been duly executed and delivered by CHS.

(7) The Indenture (including the Guarantee set forth therein) has been duly executed and delivered by Parent and each of the Delaware/Tennessee Subsidiary Guarantors.

We hereby consent to the filing of this opinion letter as an exhibit to Parent’s Current Report on Form 8-K relating to the Notes and the Guarantee and to the reference to our firm under the heading “Legal Matters” included in or made part of the registration statement on Form S-3 (No. 333-203918) filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2015, as amended by the post-effective amendment No. 1 filed with the Commission on March 3, 2017. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC

Schedule I

Delaware/Tennessee Subsidiary Guarantors

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization
Abilene Hospital, LLC	DE

Abilene Merger, LLC	DE

Affinity Health Systems, LLC	DE

Affinity Hospital, LLC	DE

Berwick Hospital Company, LLC	DE

Birmingham Holdings II, LLC	DE

Birmingham Holdings, LLC	DE

Bluefield Holdings, LLC	DE

Bluefield Hospital Company, LLC	DE

Bluffton Health System LLC	DE

Brownwood Hospital, L.P.	DE

Brownwood Medical Center, LLC	DE

Bullhead City Hospital Investment Corporation	DE

Campbell County HMA, LLC	TN

Carlsbad Medical Center, LLC	DE

Carolinas Holdings, LLC	DE

Carolinas JV Holdings General, LLC	DE

Carolinas JV Holdings, L.P.	DE

Central Florida HMA Holdings, LLC	DE

Central States HMA Holdings, LLC	DE

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization
Chestnut Hill Health System, LLC	DE

CHHS Holdings, LLC	DE

CHHS Hospital Company, LLC	DE

CHS Pennsylvania Holdings, LLC	DE

CHS Tennessee Holdings, LLC	DE

CHS Virginia Holdings, LLC	DE

CHS Washington Holdings, LLC	DE

Clarksville Holdings II, LLC	DE

Clarksville Holdings, LLC	DE

Cleveland Hospital Company, LLC	TN

Cleveland Tennessee Hospital Company, LLC	DE

Cocke County HMA, LLC	TN

College Station Hospital, L.P.	DE

College Station Medical Center, LLC	DE

College Station Merger, LLC	DE

Community Health Investment Company, LLC	DE

CP Hospital GP, LLC	DE

CPLP, LLC	DE

Crestwood Healthcare, L.P.	DE

Crestwood Hospital LP, LLC	DE

Crestwood Hospital, LLC	DE

CSMC, LLC	DE

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization
Deaconess Holdings, LLC	DE

Deaconess Hospital Holdings, LLC	DE

Desert Hospital Holdings, LLC	DE

Detar Hospital, LLC	DE

DHFW Holdings, LLC	DE

Dukes Health System, LLC	DE

Dyersburg Hospital Company, LLC	TN

Florida HMA Holdings, LLC	DE

Gadsden Regional Medical Center, LLC	DE

GRMC Holdings, LLC	DE

Hallmark Healthcare Company, LLC	DE

Health Management Associates, LLC	DE

Health Management Associates, LP	DE

Health Management General Partner I, LLC	DE

Health Management General Partner, LLC	DE

HMA Fentress County General Hospital, LLC	TN

HMA Hospitals Holdings, LP	DE

HMA Services GP, LLC	DE

HMA-TRI Holdings, LLC	DE

Hobbs Medco, LLC	DE

Hospital of Morristown, LLC	TN

Jackson Hospital Corporation	TN

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization
Jefferson County HMA, LLC	TN

Kirksville Hospital Company, LLC	DE

Knoxville HMA Holdings, LLC	TN

Lakeway Hospital Company, LLC	TN

Lancaster Hospital Corporation	DE

Las Cruces Medical Center, LLC	DE

Lea Regional Hospital, LLC	DE

Lebanon HMA, LLC	TN

Longview Clinic Operations Company, LLC	DE

Longview Medical Center, L.P.	DE

Longview Merger, LLC	DE

LRH, LLC	DE

Lutheran Health Network of Indiana, LLC	DE

Martin Hospital Company, LLC	TN

Mary Black Health System LLC	DE

Medical Center of Brownwood, LLC	DE

Merger Legacy Holdings, LLC	DE

Metro Knoxville HMA, LLC	TN

Mississippi HMA Holdings I, LLC	DE

Mississippi HMA Holdings II, LLC	DE

Moberly Hospital Company, LLC	DE

Natchez Hospital Company, LLC	DE

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization
National Healthcare of Leesville, Inc.	DE

Navarro Hospital, L.P.	DE

Navarro Regional, LLC	DE

Northampton Hospital Company, LLC	DE

Northwest Arkansas Hospitals, LLC	DE

Northwest Hospital, LLC	DE

NOV Holdings, LLC	DE

NRH, LLC	DE

Oro Valley Hospital, LLC	DE

Palmer-Wasilla Health System, LLC	DE

Pennsylvania Hospital Company, LLC	DE

Phoenixville Hospital Company, LLC	DE

Pottstown Hospital Company, LLC	DE

QHG Georgia Holdings II, LLC	DE

QHG of Bluffton Company, LLC	DE

QHG of Fort Wayne Company, LLC	DE

Regional Hospital of Longview, LLC	DE

Ruston Hospital Corporation	DE

Ruston Louisiana Hospital Company, LLC	DE

SACMC, LLC	DE

San Angelo Community Medical Center, LLC	DE

San Angelo Medical, LLC	DE

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization
Scranton Holdings, LLC	DE

Scranton Hospital Company, LLC	DE

Scranton Quincy Holdings, LLC	DE

Scranton Quincy Hospital Company, LLC	DE

Sharon Pennsylvania Holdings, LLC	DE

Sharon Pennsylvania Hospital Company, LLC	DE

Shelbyville Hospital Company, LLC	TN

Siloam Springs Arkansas Hospital Company, LLC	DE

Siloam Springs Holdings, LLC	DE

Southeast HMA Holdings, LLC	DE

Southern Texas Medical Center, LLC	DE

Southwest Florida HMA Holdings, LLC	DE

Spokane Valley Washington Hospital Company, LLC	DE

Spokane Washington Hospital Company, LLC	DE

Tennessee HMA Holdings, LP	DE

Tennyson Holdings, LLC	DE

Tomball Texas Holdings, LLC	DE

Tomball Texas Hospital Company, LLC	DE

Triad Healthcare, LLC	DE

Triad Holdings III, LLC	DE

Triad Holdings IV, LLC	DE

Triad Holdings V, LLC	DE

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization
Triad Nevada Holdings, LLC	DE

Triad of Alabama, LLC	DE

Triad-ARMC, LLC	DE

Triad-Navarro Regional Hospital Subsidiary, LLC	DE

Tullahoma HMA, LLC	TN

Tunkhannock Hospital Company, LLC	DE

VHC Medical, LLC	DE

Vicksburg Healthcare, LLC	DE

Victoria Hospital, LLC	DE

Victoria of Texas, L.P.	DE

Warren Ohio Hospital Company, LLC	DE

Warren Ohio Rehab Hospital Company, LLC	DE

Webb Hospital Corporation	DE

Webb Hospital Holdings, LLC	DE

Wesley Health System LLC	DE

West Grove Hospital Company, LLC	DE

WHMC, LLC	DE

Wilkes-Barre Behavioral Hospital Company, LLC	DE

Wilkes-Barre Holdings, LLC	DE

Wilkes-Barre Hospital Company, LLC	DE

Women & Children’s Hospital, LLC	DE

Woodland Heights Medical Center, LLC	DE

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization
Woodward Health System, LLC	DE

York Pennsylvania Holdings, LLC	DE

York Pennsylvania Hospital Company, LLC	DE

Youngstown Ohio Hospital Company, LLC	DE